Exhibit 99
FOR RELEASE 3:00 P.M. CENTRAL
MONDAY, APRIL 30, 2007
Contact: John K. Bakewell
(901) 867-4527
Wright Medical Group, Inc. Reports Results for First
Quarter Ended March 31, 2007
Company Posts Record Quarterly Sales Performance and 36% Adjusted EPS Growth
Net Sales and Adjusted Earnings Exceed Communicated Outlook
Ranges; Full Year Outlook Ranges Revised Upward
ARLINGTON, TN — April 30, 2007 — Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its first quarter ended March 31, 2007.
Net sales totaled $94.3 million during the first quarter ended March 31, 2007, representing a 9% increase over net sales of $86.3 million during the first quarter of 2006, exceeding its previously communicated outlook range of $90 million to $92 million. Net sales during the first quarter reached a record level for any quarter in the Company’s history. Excluding the impact of foreign currency, net sales increased 8% during the first quarter.
Net income for the first quarter of 2007 increased 38% to $3.2 million from $2.3 million in the year-ago period, while first quarter diluted earnings per share increased 29% to $0.09 in 2007 from $0.07 per diluted share in 2006. Net income included the after-tax effect of approximately $4.7 million and $3.4 million of non-cash stock-based compensation expense in the first quarter of 2007 and 2006, respectively.
Excluding stock-based compensation, first quarter net income, as adjusted, increased 31% to $6.7 million in 2007 from $5.1 million in 2006, while diluted earnings per share, as adjusted, increased 36% to $0.19 for the first quarter of 2007 from $0.14 per diluted share for the first quarter of 2006. A reconciliation of GAAP to “as adjusted” results is included in the attached financial tables.
Gary D. Henley, President and Chief Executive Officer commented, “We are very pleased with our first quarter results, which exceeded the upper end of our outlook ranges for both sales and earnings per share. This quarter’s sales results, which reflect our fifth consecutive quarter of global sales growth acceleration, were driven by the outstanding performance of our international business, which grew by 16% over prior year, and by the return of double-digit growth to our domestic biologics business. This sales performance enabled us to post exceptional earnings per share growth this quarter, and has provided an excellent start to a year in which we anticipate solid operating margin expansion and significant bottom line growth.”
Mr. Henley continued, “We are equally pleased with the progress we made in the first quarter on business development initiatives. During the quarter, we announced the acquisition of the foot and ankle reconstruction assets of Darco, International and the external fixation assets of R&R Medical. Both of these acquisitions add key products to our extremity franchise that can be quickly leveraged through our U.S. distribution network.”
Sales Review
Globally, the Company experienced growth across all of its major product lines during the first quarter of 2007. Specifically, global net sales of the Company’s biologics, extremity, hip, and knee product lines increased by 17%, 14%, 13% and 1%, respectively, during the first quarter of 2007 when compared to the first quarter of 2006.

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Domestic sales totaled $56.1 million during the first quarter of 2007, representing an increase of 5% compared to prior year. First quarter domestic sales of the Company’s biologics, extremity, hip, and knee product lines reflected growth of 11%, 9%, 2% and 2%, respectively.
International sales, as reported, were $38.2 million for the first quarter of 2007, representing an increase of 16% compared to prior year. The Company’s international sales results included a favorable foreign currency impact totaling approximately $1.5 million during the first quarter of 2007. Excluding the impact of foreign currency, international sales increased by 12% during the first quarter of 2007.
Outlook
The Company’s earnings targets, as communicated in the guidance ranges stated below for the full year and the second quarter of 2007, and for the full year 2008, exclude the effect of possible future acquisitions, other material future business developments, and the impact of expensing non-cash stock-based compensation pursuant to FASB Statement No. 123R.
The Company has upwardly revised its sales target for the full year 2007 to a range of $376 million to $384 million compared to its previously-communicated guidance range of $366 million to $374 million. This new sales target represents annualized growth between approximately 11% and 13%, reflecting an improved outlook for the Company’s core business as well as incremental revenue associated with the recent Darco and R&R Medical acquisitions. The Company is also upwardly revising its previously-communicated as-adjusted earnings per share outlook to a target range for the full year to $0.73 to $0.78 per diluted share from $0.71 to $0.76, representing annualized growth between approximately 14% and 22%. Excluding acquisition related charges such as integration charges and non-cash inventory step-up expenses, the Darco and R&R Medical acquisitions are anticipated to be neutral to 2007 earnings per share.
The Company’s anticipated targets for the second quarter of 2007 for net sales are in the range of $96 million to $98 million, representing sales growth objectives between approximately 10% and 12% for the quarter, with as-adjusted earnings per share results ranging from $0.15 to $0.17 per diluted share.
The Company has also upwardly revised its 2008 financial outlook communicated during its December 2007 annual modeling call to include the expected contribution of its recent acquisitions. The Company’s 2008 outlook for net sales is now in the range of $424 million to $433 million compared to its previously-communicated guidance range of $411 million to $418 million, representing annualized sales growth in a range of 12% to 14% over the new 2007 guidance midpoint, with diluted earnings per share, as adjusted, increasing to a range of $0.85 to $0.93 per diluted share from the previous range of $0.82 to $0.90, resulting in an annualized growth rate over the new 2007 midpoint of 13% to 23%.
As noted above, the Company’s financial targets exclude the impact of the non-cash stock-based compensation charges associated with FASB Statement No. 123R. While the amount of such non-cash charges will vary depending upon a number of factors, many of which not being within the Company’s control, the Company currently estimates that the after-tax impact of expenses associated with FAS 123R will range from $0.32 to $0.35 per diluted share for the full year 2007 and $0.08 to $0.09 per diluted share for the second quarter of 2007.
The Company’s anticipated targets for net sales, adjusted earnings per share and stock-based compensation charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Conference Call
As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 800-289-0529 (domestic) or 913-981-5523 (international). To access a simultaneous webcast of the conference call via the internet, go to the “Corporate — Investor Information” section of the Company’s website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 7:30 p.m. (Central Time) today and continuing until 12:00 a.m. (Central Time) on May 6, 2007.

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To hear this replay, dial 888-203-1112 (domestic) or 719-457-0820 (international) and enter the registration number 4929787. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate — Investor Information — Audio Archives” section of the Company’s website located at www.wmt.com.
The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the “Corporate — Investor Information — Supplemental Financial Information” section of the Company’s website located at www.wmt.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income, as adjusted, net income, as adjusted, net income, as adjusted, per diluted share, and effective tax rate, as adjusted. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe-Harbor Statement
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company’s filings with the Securities and Exchange Commission (including the Company’s annual report on Form 10-K for the year ended December 31, 2006, under the heading, “Risk Factors”), which could cause the Company’s actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.
Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.
—Tables Follow—

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Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended
	March 31,	March 31,
	2007	2006
Net sales	$94,287	$86,256
Cost of sales	26,965	23,393

Gross profit	67,322	62,863
Operating expenses:
Selling, general and administrative	53,926	49,486
Research and development	8,102	7,343
Amortization of intangible assets	855	1,146
Total operating expenses	62,883	57,975

Operating income	4,439	4,888
Interest income, net	(604)	(250)
Other expense, net	4	124

Income before income taxes	5,039	5,014
Provision for income taxes	1,850	2,705

Net income	$3,189	$2,309

Net income per share, basic	$0.09	$0.07

Net income per share, diluted	$0.09	$0.07

Weighted-average number of common shares outstanding, basic	35,279	34,198

Weighted-average number of common shares outstanding, diluted	35,953	35,177

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands—unaudited)

	Three Months Ended
	March 31,	March 31,	%
	2007	2006	change
Geographic
Domestic	$56,096	$53,457	4.9%
International	38,191	32,799	16.4%

Total net sales	$94,287	$86,256	9.3%

Product Line
Hip products	$34,406	$30,380	13.3%
Knee products	25,532	25,273	1.0%
Biologics products	18,222	15,636	16.5%
Extremity products	13,002	11,420	13.9%
Other	3,125	3,547	(11.9%)

Total net sales	$94,287	$86,256	9.3%

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Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands—unaudited)

	Three Months Ended
	March 31, 2007
	International	Total
	Net Sales	Net Sales
Net sales, as reported	$38,191	$94,287
Currency impact as compared to prior period	(1,549)	(1,549)

Net sales, excluding the impact of foreign currency	$36,642	$92,738

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data—unaudited)

	Three Months Ended
	March 31,	March 31,
	2007	2006
Operating Income
Operating income, as reported	$4,439	$4,888
Reconciling items impacting Gross Profit:
Non-cash, stock-based compensation	491	66
Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	2,960	2,733
Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	1,281	577

Operating income, as adjusted	$9,171	$8,264

Operating income, as adjusted, as a percentage of net sales	9.7%	9.6%

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended
	March 31,	March 31,
	2007	2006
Net Income
Net income, as reported	$3,189	$2,309
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	4,732	3,376
Tax effect of reconciling items:
Non-cash, stock-based compensation	(1,266)	(620)

Net income, as adjusted	$6,655	$5,065

Net Income per Diluted Share
Net income, as reported, per diluted share	$0.09	$0.07
Non-cash, stock-based compensation	0.10	0.07

Net income, as adjusted, per diluted share	$0.19	$0.14

Wright Medical Group, Inc.
Reconciliation of Effective Tax Rate, As Reported, to Effective Tax Rate, As Adjusted
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2007	2006
Effective tax rate, as reported	36.7%	53.9%
Non-cash, stock-based expense	(4.8%)	(14.3%)

Effective tax rate, as adjusted	31.9%	39.6%

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Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands—unaudited)

	March 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$60,063	$57,939
Marketable securities	30,625	30,325
Accounts receivable, net	79,507	72,476
Inventories	93,330	86,157
Prepaid expenses and other current assets	27,725	32,825

Total current assets	291,250	279,722

Property, plant and equipment, net	88,210	86,265
Intangible assets, net	17,439	17,795
Other assets	30,532	25,620

Total assets	$427,431	$409,402

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,964	$17,049
Accrued expenses and other current liabilities	44,108	41,366
Current portion of long-term obligations	875	1,001

Total current liabilities	65,947	59,416

Long-term obligations	637	723
Other liabilities	5,908	13,439

Total liabilities	72,492	73,578

Stockholders’ equity	354,939	335,824

Total liabilities and stockholders’ equity	$427,431	$409,402

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